Exhibit 5

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202-4497

Phone: (414) 277-5000

Fax: (414) 271-3552

www.quarles.com

May 21, 2008

Metavante Technologies, Inc.

4900 West Brown Deer Road

Milwaukee, Wisconsin 53223

Re:	Metavante 2007 Employee Stock Purchase Plan (as amended)

Ladies and Gentlemen:

We are providing this opinion in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed by Metavante Technologies, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance of an additional 2,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), which may be issued pursuant to the Metavante 2007 Employee Stock Purchase Plan (as amended) (the “Plan”).

We have examined: (i) the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and Amended and Restated By-laws, each as amended to date; (iii) the Plan; (iv) the corporate proceedings relating to the adoption and approval of the Plan and the authorization for the issuance of the Shares in accordance with the Plan; and (v) such other documents and records and matters of law as we have deemed necessary in order to render this opinion. In giving such opinion, with respect to factual matters, we have relied upon certificates or representations made by duly authorized representatives of the Company and certificates of public officials.

On the basis of the foregoing, we advise you that, in our opinion:

1.	The Company is a corporation incorporated and validly existing under the laws of the State of Wisconsin.

2.	The Shares to be sold from time to time pursuant to the Plan which are original issuance or treasury shares, including shares bought on the open market or otherwise for purposes of the Plan, when issued as and for the consideration contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act, or that we come within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Quarles & Brady LLP
QUARLES & BRADY LLP